EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our audit report dated April 15, 2015 in this Registration Statement on Form S-1 of Elite Data Services, Inc. for the registration of shares of its common stock. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Anton & Chia, LLP
Newport Beach, California
September 28, 2015